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                                                                   EXHIBIT 2.3


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                   P R O X Y
                     FOR SPECIAL MEETING OF SHAREHOLDERS OF
                          MID STATES BANCSHARES, INC.
                              * * * * * * * * * *


KNOW ALL MEN BY THESE PRESENTS, That I, the undersigned shareholder of Mid States Bancshares, Inc. ("MID STATES") do hereby nominate, constitute and appoint Thomas H. Robinson, Daniel Churchill or James T. McLaughlin, or any one of them (with full power to act alone) my proxy and true and lawful attorney(s) in fact with full power of substitution, for me and in my name, place and stead to vote all Common Stock of MID STATES standing in my name, on its books at the close of business on ________________ at the special meeting of its shareholders to be held at 501 15th Street, Moline, Illinois on _______________
 at 10:00 a.m., local time, or at any adjournment thereof, with all the powers the undersigned would possess if personally present, as follows:

1. Proposal to approve and adopt an Agreement and Plan of Merger dated May 25, 1993, as amended on February 22, 1994 and March 25, 1994, by and between MID STATES and Banc One Illinois Corporation ("Banc One Illinois") and joined in by BANC ONE CORPORATION ("BANC ONE") and providing for the merger of MID STATES with and into Banc One Illinois, as subsidiary of BANC ONE, pursuant to which each share of MID STATES Common Stock (other than shares of MID STATES Common Stock owned by a MID STATES shareholder who properly demands and preserves dissenters' rights) will be converted into shares of BANC ONE Common Stock at a rate of 2.917 shares of BANC ONE Common Stock for each share of MID STATES Common Stock.

            FOR ___               AGAINST ___               ABSTAIN ___

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors knows of no other business to be brought before the meeting.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND ACCORDING TO THE BEST JUDGMENT OF THE PROXIES WITH REGARD TO PROPOSAL 2.

THIS PROXY MAY BE REVOKED BY A SUBSEQUENTLY DATED PROXY OR WRITTEN NOTICE TO THE BOARD OF DIRECTORS OR PERSONAL BALLOT AT THE MEETING.

    Please sign exactly as name appears on MID STATES records. When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, trustee, committee, personal representative or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:                                     Dated:
       -----------------------------              -----------------------------


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           Signature                            Signature if held jointly


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       (Please print name)                         (Please print name)


    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY USING THE ENCLOSED ENVELOPE